UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2025

Relativity Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41283	86-3244927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 3753 Howard Hughes Pkwy

Suite 200

Las Vegas, NV 89169

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 710-4420

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On August 5, 2025, in connection with responding to comments from the SEC relating to the financial statements of Relativity Acquisition Corp. (the ”Company”), the Company’s management concluded that the presentation of the cash withdrawn from the Company’s Trust Account (the “Trust Account”) as an investing cash outflow and the cash used to redeem stock as a financing cash inflow was made in error in the Company’s consolidated statements of cash flows for the year ended December 31, 2024 and the quarter ended March 31, 2025. In accordance with ASC 230-10-45 the correct presentation should reflect cash withdrawn from the Trust Account as an investing cash inflow, as it represents a release of funds previously classified as investing assets and cash used to redeem Class A ordinary shares as a financing cash outflow, as it reflects a return of capital to shareholders and a reduction of the Company’s equity.  The identified error impacted the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the period March 31, 2025 (collectively, the “Affected Periods”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were material. The Company has discussed these matters with its independent auditor.

Therefore, the financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods.

As a result of this error, the Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act, and concluded that the Company’s disclosure controls and procedures are not effective because of a material weakness in the Company’s internal control over financial reporting related to the presentation of its statements of cash flows. The Company performed additional analysis as deemed necessary to ensure that its consolidated financial statements were prepared in accordance with GAAP. To address this material weakness, management has devoted, and plans to continue to devote, significant effort and resources to the remediation and improvement of its internal controls over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Relativity Acquisition Corp.

	By:	/s/ Tarek Tabsh
Name: Tarek Tabsh
Title: Chief Executive Officer

Dated: August 6, 2025